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                                                                     EXHIBIT 99C
                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES

                           LOAN ORIGINATIONS BY TYPE
                            (dollars in thousands)
                                  (unaudited)




                                        Real Estate
                       ---------------------------------------------------------
                         Convertible/                      Call
Quarter Ended             Fixed                ARM         Date         Fixed      Consumer    Commercial      Total (1)
-------------            ---------           -------    ----------   -----------   --------    ----------     ---------

Mar. 31, 1998           $34,302             $13,223       $5,816      $314,520     $3,564        $10,179       $381,604
                             9%                  3%           2%           82%         1%             3%           100%

Dec. 31, 1997           $69,219             $23,543       $5,219      $223,942     $2,428        $21,031       $345,382
                            20%                  7%           1%           65%         1%             6%           100%

Sept. 30, 1997          $64,062             $37,256       $4,432      $177,237     $3,019        $15,831       $301,837
                            21%                 12%           2%           59%         1%             5%           100%

June 30, 1997           $90,056             $33,752       $6,888      $128,591     $2,658        $17,274       $279,219
                            32%                 12%           3%           46%         1%             6%           100%

Mar. 31, 1997           $42,262             $25,206       $4,637       $72,900     $3,873         $4,808       $153,686
                            28%                 16%           3%           47%         3%             3%           100%

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     (1) Includes refinanced portion of the Company's loans, which amounted to
  $132,989, $70,286, $49,461, $24,399, and $20,203 for the quarters ended March
  31, 1998, December 31, 1997, September 30, 1997, June 30, 1997, and March 31,
  1997, respectively.